UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 18, 2005 (July 12, 2005)
Date of Report (Date of earliest event reported)

Investment Technology Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23644	95-2848406
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

380 Madison Avenue New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 588-4000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Investment Technology Group, Inc., a Delaware corporation (“ITG”), The MacGregor Group, Inc., a Delaware corporation (“MacGregor”), Hedgehog Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of ITG (“Merger Sub”), and Steven D. Levy, as representative of the security holders of MacGregor, entered into an Agreement and Plan of Merger dated July 12, 2005 (the “Merger Agreement”).  The Merger Agreement provides for the acquisition of MacGregor by ITG through a merger of Merger Sub with and into MacGregor, with MacGregor surviving the merger and becoming a wholly owned subsidiary of ITG (the “Merger”).  The Merger will be treated as a purchase by ITG under U.S. generally accepted accounting principles.

Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the Boards of Directors of both companies, if the Merger is completed all of the equity and equity-based securities of MacGregor will be exchanged into cash having an aggregate value of $228 million.  MacGregor will also be entitled to distribute certain excess cash and specified non-business assets to its stockholders, subject to maintaining specified working capital, and certain transaction related expenses will be borne by the surviving corporation.

Completion of the Merger, which is currently anticipated to occur late in the third quarter of 2005, is subject to a number of conditions, including receipt of all requisite governmental and self-regulatory approvals and certain other customary conditions.  The stockholders of MacGregor have approved and adopted the Merger Agreement. No approval of the Merger Agreement is required of ITG stockholders.  The Merger Agreement also includes certain limited post-closing indemnity obligations of the parties to the Merger Agreement.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this Current Report by reference.

The Merger Agreement is included as Exhibit 2.1 and contains representations and warranties that ITG and MacGregor made to each other.  These representations and warranties were included in the Merger Agreement principally to allocate contractual risk between the parties rather than to establish matters as facts, and are subject to exceptions and qualifications.  The Merger Agreement is described in this Current Report and is included as an exhibit hereto to provide investors with information regarding the agreement and its terms and conditions, and not to provide any other factual information regarding ITG, MacGregor or their respective businesses; accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the Forms 10-K, Forms 10-Q and other filings that ITG makes with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

2.1

Agreement and Plan of Merger, dated July 12, 2005 by and among Investment Technology Group, Inc., a Delaware corporation (“ITG”), The MacGregor Group, Inc., a Delaware corporation (“MacGregor”), a Delaware corporation and a wholly owned subsidiary of ITG, and Steven D. Levy, as representative of the security holders of MacGregor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

Dated: July 18, 2005	By:	/s/ Howard C. Naphtali
Howard C. Naphtali
Chief Financial Officer and
Duly Authorized Signatory of Registrant

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1

Agreement and Plan of Merger, dated July 12, 2005 by and among Investment Technology Group, Inc., a Delaware corporation (“ITG”), The MacGregor Group, Inc., a Delaware corporation (“MacGregor”), a Delaware corporation and a wholly owned subsidiary of ITG, and Steven D. Levy, as representative of the security holders of MacGregor.